GE Vernova Reports Third Quarter 2024 Financial Results
Solid 3Q’24 results with double-digit orders and continued revenue growth, along with substantial cash flow

Third Quarter 2024 Highlights:
•Total orders of $9.4B, +17% organically, led by services
•Total revenue of $8.9B, +8%, +10% organically* with growth in both equipment and services
•Net income (loss) of $(0.1)B, +$0.1B; net income (loss) margin of (1.1)%, +110 bps
•Adjusted EBITDA* of $0.2B and adjusted EBITDA margin* of 2.7%, both slightly down organically*
•Cash from operating activities of $1.1B, +$0.9B; positive free cash flow* (FCF) of $1.0B, +$0.9B
•$7.4B cash balance, up from $5.8B in the second quarter of 2024
•Reaffirming GE Vernova 2024 financial guidance

CAMBRIDGE, Mass., (October 23, 2024) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the third quarter ending September 30, 2024.

“GE Vernova had a solid third quarter, delivering double-digit orders and continued revenue growth with services strength across all segments, significant margin expansion in Power and Electrification, and substantial cash generation,” said GE Vernova CEO Scott Strazik. “We continued to leverage lean to drive operational improvements across safety, quality, delivery and cost, and released our first GE Vernova sustainability report, outlining our progress in helping to electrify and decarbonize the world. It is an exciting time in our industry and I appreciate the work our team is doing to serve growing customer demand for energy transition technologies and services, while creating value for our stakeholders.”

In the third quarter, GE Vernova orders of $9.4 billion increased +17% organically, driven by services growth +28% organically, with strength across all segments, and equipment growth in Power and Electrification. Revenue of $8.9 billion was up +8%, +10% organically*, with growth in equipment and services and continued positive price in all three segments. Services revenue grew +7%, +10% organically*. Margins expanded in Power, Electrification and Onshore Wind, offset primarily by incremental contract losses in Offshore Wind. Cash flow improved meaningfully by approximately $0.9 billion, primarily driven by strong working capital management.

Power
•Orders of $5.2 billion increased +34% organically and revenues of $4.2 billion increased +8%, +13% organically*, led by higher Gas Power services and equipment. Segment EBITDA margin grew +470 basis points, +240 basis points organically*.
•Secured a 1.8 GW order for three H-class gas turbines, to modernize the Nanko power station in Osaka, Japan.

Wind
•Orders of $1.7 billion decreased (19)% organically due to lower Onshore Wind equipment, and revenues of $2.9 billion were flat, down (1)% organically*, driven by Offshore Wind. Segment EBITDA losses increased due to incremental Offshore Wind contract losses, partially offset by a settlement agreement regarding a previously canceled offshore project and Onshore Wind, which delivered its most profitable quarter in a number of years.
•Signed an agreement to supply 38 workhorse turbines for the 228 MW Boulder Creek Wind Farm in Queensland, Australia.

Electrification
•Orders of $2.5 billion increased +17% organically, driven by growing demand for grid equipment and services, and revenues of $1.9 billion increased +22%, +24% organically*, primarily driven by Grid Solutions. Segment EBITDA margin grew +630 basis points, +660 basis points organically*.
•Launched a new valve manufacturing line in Stafford, UK to begin increasing production capacity to nearly double and support growing demand for HVDC technology.

*Non-GAAP Financial Measure

Company Updates:
In the third quarter of 2024, GE Vernova:
•Experienced one fatality; remains committed to fatality-free operations and deploying Life Saving Rules.
•Released its first 2023 Sustainability Report, outlining goals for its four-pillar sustainability framework and introducing its “Control Room,” a new sustainability management system.
•Monetized a 16% ownership stake in GE Vernova T&D India Limited, part of the Electrification segment, in an ongoing process to simplify entity shareholding structure and capitalize on strong equity valuations in India, resulting in approximately $0.7 billion of pre-tax proceeds.
•Invested $0.2 billion in capital expenditures including initiatives to expand capacity.
•Funded $0.2 billion in research and development (R&D) spending to advance breakthrough energy transition technologies.

"We’re encouraged by our results this year as we execute on our strategy to deliver disciplined revenue growth with increased profitability and positive cash generation. In the third quarter, we increased our already solid cash balance to $7.4 billion from substantial positive free cash flow and proceeds from the value-accretive sale of a stake in a business in India, and we remain committed to maintaining our investment grade balance sheet.” said GE Vernova CFO Ken Parks. “With strong performance in Power and Electrification offsetting additional losses in Wind this quarter, we are reaffirming our GE Vernova 2024 financial guidance. We look forward to providing an update on strategic capital allocation and our multi-year financial outlook at our investor update event in December.”

Guidance:
GE Vernova is reaffirming its 2024 financial guidance of revenue trending towards the higher end of $34-$35 billion, adjusted EBITDA margin* of 5%-7%, and free cash flow* of $1.3-$1.7 billion, now trending towards the higher end of the free cash flow* range. Segment guidance is:
•Power: maintain mid-single digit organic revenue* growth and higher end of ~150-200 basis points of organic segment EBITDA margin* expansion.
•Wind: maintain flat organic revenue* and approaching profitability with nearly 50% segment EBITDA improvement.
•Electrification: now expect high-teens organic revenue* growth, up from mid-to high-teens, and maintain higher end of high single-digit segment EBITDA margin.

Total Company Results

	Three months ended September 30			Nine months ended September 30
(Dollars in millions, except per share)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
GAAP Metrics
Total revenues	$8,913	$8,253	8%	$24,376	$23,194	5%
Net income (loss)	$(99)	$(185)	$86	$1,075	$(680)	$1,755
Net income (loss) margin	(1.1)%	(2.2)%	110 bps	4.4%	(2.9)%	730 bps
Diluted EPS(a)	$(0.35)	$(0.62)	44%	$3.85	$(2.32)	F
Cash from (used for) operating activities	$1,127	$233	$894	$1,662	$(745)	$2,407
Non-GAAP Metrics
Organic revenues	$8,921	$8,100	10%	$24,177	$22,868	6%
Adjusted EBITDA	$243	$205	$38	$957	$223	$734
Adjusted EBITDA margin	2.7%	2.5%	20 bps	3.9%	1.0%	290 bps
Adjusted organic EBITDA margin	2.6%	3.3%	(70) bps	4.3%	2.1%	220 bps
Free cash flow	$968	$52	$916	$1,129	$(1,209)	$2,338
(a) The computation of earnings (loss) per share for all periods through April 1, 2024 was calculated using 274 million common shares that were issued upon Spin-Off and excludes Net loss (income) attributable to noncontrolling interests. For periods prior to the Spin-Off, the Company participated in various GE stock-based compensation plans. For periods prior to the Spin-Off, there were no dilutive equity instruments as there were no equity awards of GE Vernova outstanding prior to Spin-Off.

*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

Power

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$5,202	$4,050	28%	$15,206	$11,973	27%
Revenues	$4,206	$3,893	8%	$12,696	$11,845	7%
Segment EBITDA	$499	$280	$219	$1,457	$923	$535
Segment EBITDA margin	11.9%	7.2%	470 bps	11.5%	7.8%	370 bps
Third Quarter 2024 Power Performance:
Orders of $5.2 billion increased +34% organically, led by Gas Power equipment and services, with 9 HA and 15 aeroderivative units, and services growth +29% organically. Revenues of $4.2 billion increased +8%, +13% organically*, led by Gas Power, with increased services, largely from higher outage volume, and equipment growth on higher HA deliveries. Segment EBITDA was $0.5 billion and segment EBITDA margin was 11.9%, up +470 basis points, +240 basis points organically*, with higher volume, productivity, and price more than offsetting inflation.

Wind

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$1,747	$2,162	(19)%	$5,057	$7,970	(37)%
Revenues	$2,891	$2,887	—%	$6,592	$7,239	(9)%
Segment EBITDA	$(317)	$(225)	$(92)	$(607)	$(744)	$137
Segment EBITDA margin	(11.0)%	(7.8)%	(320) bps	(9.2)%	(10.3)%	110 bps
Third Quarter 2024 Wind Performance:
Orders of $1.7 billion decreased (19)% organically, due to lower Onshore Wind equipment orders outside of North America. Revenues of $2.9 billion were flat, down (1)% organically*, due to slower execution in Offshore Wind, partially offset by an approximately $0.5 billion settlement, which included recovery of costs previously incurred on the canceled offshore project. Onshore Wind revenues increased from higher repower deliveries. Segment EBITDA was $(0.3) billion and segment EBITDA margin was (11.0)%, down (320) basis points, (410) basis points organically*, primarily due to incremental contract losses of approximately $(0.7) billion in Offshore Wind, partially offset by a gain recorded on the settlement of the canceled offshore project, which positively impacted segment EBITDA by $0.3 billion, and increases at Onshore Wind.

Electrification

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2024	2023	Year-on-Year	2024	2023	Year-on-Year
Orders	$2,510	$2,143	17%	$10,904	$11,010	(1)%
Revenues	$1,928	$1,576	22%	$5,369	$4,412	22%
Segment EBITDA	$201	$65	$136	$396	$66	$330
Segment EBITDA margin	10.4%	4.1%	630 bps	7.4%	1.5%	590 bps
Third Quarter 2024 Electrification Performance:
Orders of $2.5 billion increased +17% organically, driven by higher demand for grid equipment and services. Revenues of $1.9 billion grew +22%, +24% organically*, driven by Grid Solutions and Power Conversion. Segment EBITDA was $0.2 billion and segment EBITDA margin was 10.4%, up +630 basis points, +660 basis points organically*, due to strong volume and continued price and productivity. The Electrification segment delivered its first quarter of double-digit EBITDA margin, with expansion in each business.

*Non-GAAP Financial Measure

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S. dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.

We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES(a), EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue			Segment EBITDA			Segment EBITDA margin
Three months ended September 30	2024	2023	V%	2024	2023	V%	2024	2023	V bps
Power (GAAP)	$4,206	$3,893	8%	$499	$280	78%	11.9%	7.2%	470	bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	172		—	(10)
Less: Foreign currency effect	(3)	—		36	(30)
Power organic (Non-GAAP)	$4,210	$3,721	13%	$463	$320	45%	11.0%	8.6%	240	bps

Wind (GAAP)	$2,891	$2,887	—%	$(317)	$(225)	(41%)	(11.0)%	(7.8)%	(320)	bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(1)	(32)		(11)	(34)
Wind organic (Non-GAAP)	$2,892	$2,919	(1)%	$(306)	$(191)	(60%)	(10.6)%	(6.5)%	(410)	bps

Electrification (GAAP)	$1,928	$1,576	22%	$201	$65	F	10.4%	4.1%	630	bps
Less: Acquisitions	—	1		(3)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(4)	12		6	8
Electrification organic (Non-GAAP)	$1,932	$1,564	24%	$198	$57	F	10.2%	3.6%	660	bps
(a) Includes intersegment sales of $120 million and $106 million for the three months ended September 30, 2024 and 2023, respectively.

ORGANIC REVENUES(a), EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue			Segment EBITDA			Segment EBITDA margin
Nine months ended September 30	2024	2023	V%	2024	2023	V%	2024	2023	V bps
Power (GAAP)	$12,696	$11,845	7%	$1,457	$923	58%	11.5%	7.8%	370	bps
Less: Acquisitions	41	—		14	—
Less: Business dispositions	127	360		(21)	(34)
Less: Foreign currency effect	13	(2)		(21)	(112)
Power organic (Non-GAAP)	$12,515	$11,487	9%	$1,485	$1,069	39%	11.9%	9.3%	260	bps

Wind (GAAP)	$6,592	$7,239	(9)%	$(607)	$(744)	18%	(9.2)%	(10.3)%	110	bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(15)	(42)		(44)	(85)
Wind organic (Non-GAAP)	$6,607	$7,280	(9)%	$(563)	$(659)	15%	(8.5)%	(9.1)%	60	bps

Electrification (GAAP)	$5,369	$4,412	22%	$396	$66	F	7.4%	1.5%	590	bps
Less: Acquisitions	3	1		(3)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	31	9		3	(23)
Electrification organic (Non-GAAP)	$5,336	$4,403	21%	$396	$89	F	7.4%	2.0%	540	bps
(a) Includes intersegment sales of $317 million and $311 million for the nine months ended September 30, 2024 and 2023, respectively.

	Three months ended September 30			Nine months ended September 30
ORGANIC REVENUES (NON-GAAP)	2024	2023	V%	2024	2023	V%
Total revenues (GAAP)	$8,913	$8,253	8%	$24,376	$23,194	5%
Less: Acquisitions	—	1		44	1
Less: Business dispositions	—	172		127	360
Less: Foreign currency effect	(8)	(20)		29	(35)
Organic revenues (Non-GAAP)	$8,921	$8,100	10%	$24,177	$22,868	6%

	Three months ended September 30			Nine months ended September 30
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2024	2023	V%	2024	2023	V%
Total equipment revenues (GAAP)	$5,290	$4,869	9%	$13,101	$12,746	3%
Less: Acquisitions	—	—		20	—
Less: Business dispositions	—	93		66	184
Less: Foreign currency effect	(7)	(20)		24	(35)
Equipment organic revenues (Non-GAAP)	$5,296	$4,797	10%	$12,992	$12,597	3%

Total services revenues (GAAP)	$3,623	$3,383	7%	$11,276	$10,448	8%
Less: Acquisitions	—	1		24	1
Less: Business dispositions	—	79		61	176
Less: Foreign currency effect	(2)	—		5	—
Services organic revenues (Non-GAAP)	$3,625	$3,303	10%	$11,185	$10,271	9%

We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

*Non-GAAP Financial Measure

We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However, Adjusted EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.

	Three months ended September 30				Nine months ended September 30
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON-GAAP)	2024	2023	V%		2024	2023	V%
Net income (loss) (GAAP)	$(99)	$(185)	46%		$1,075	$(680)	F
Add: Restructuring and other charges(a)	209	105			419	308
Add: Purchases and sales of business interests(b)	—	(6)			(842)	(92)
Add: Russia and Ukraine charges(c)	—	—			—	95
Add: Separation costs (benefits)(d)	27	—			(64)	—
Add: Arbitration refund(e)	—	—			(254)	—
Add: Non-operating benefit income(f)	(130)	(134)			(399)	(415)
Add: Depreciation and amortization(g)	289	206			734	628
Add: Interest and other financial charges – net(h)(i)	(35)	11			(93)	27
Add: Provision (benefit) for income taxes(i)	(17)	208			380	353
Adjusted EBITDA (Non-GAAP)	$243	$205	19%		$957	$223	F

Net income (loss) margin (GAAP)	(1.1)%	(2.2)%	110	bps	4.4%	(2.9)%	730	bps
Adjusted EBITDA margin (Non-GAAP)	2.7%	2.5%	20	bps	3.9%	1.0%	290	bps

(a) Consists of severance, facility closures, acquisition and disposition, and other charges associated with major restructuring programs.
(b) Consists of gains and losses resulting from the purchases and sales of business interests and assets.
(c) Related to recoverability of asset charges recorded in connection with the ongoing conflict between Russia and Ukraine and resulting sanctions primarily related to our Power business.
(d) Costs incurred in the Spin-Off and separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs. In addition, includes $136 million benefit related to deferred intercompany profit that was recognized upon GE retaining the renewable energy U.S. tax equity investments at the time of the Spin-Off in the second quarter.
(e) Represents a cash refund received related to an arbitration proceeding with a multiemployer pension plan, constituting the payments previously made, and excludes $52 million related to the interest on such amounts that was recorded in Interest and other financial charges – net in the second quarter.
(f) Primarily related to the expected return on plan assets, partially offset by interest cost.
(g) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense).
(h) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(i) Excludes interest expense (income) of $(1) million and $11 million and benefit for income taxes of $6 million and $39 million for the three months ended September 30, 2024 and 2023, respectively, as well as interest expense of $11 million and $36 million and benefit for income taxes of $70 million and $131 million for the nine months ended September 30, 2024 and 2023, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis due to its strategic investments in renewable energy tax equity investments.

	Three months ended September 30				Nine months ended September 30
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2024	2023	V%		2024	2023	V%
Adjusted EBITDA (Non-GAAP)	$243	$205	19%		$957	$223	F
Less: Acquisitions	(3)	—			11	—
Less: Business dispositions	—	(10)			(21)	(34)
Less: Foreign currency effect	14	(53)			(70)	(220)
Adjusted organic EBITDA (Non-GAAP)	$231	$269	(14)%		$1,037	$477	F

Adjusted EBITDA margin (Non-GAAP)	2.7%	2.5%	20	bps	3.9%	1.0%	290	bps
Adjusted organic EBITDA margin (Non-GAAP)	2.6%	3.3%	(70)	bps	4.3%	2.1%	220	bps

*Non-GAAP Financial Measure

We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations; however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended September 30			Nine months ended September 30
FREE CASH FLOW (NON-GAAP)	2024	2023	V%	2024	2023	V%
Cash from (used for) operating activities (GAAP)	$1,127	$233	F	$1,662	$(745)	F
Add: Gross additions to property, plant and equipment and internal-use software	(159)	(180)		(533)	(464)
Free cash flow (Non-GAAP)	$968	$52	F	$1,129	$(1,209)	F

2024 GUIDANCE: ADJUSTED EBITDA MARGIN* AND POWER SEGMENT ORGANIC EBITDA MARGIN*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding GAAP financial measures for each of Adjusted EBITDA margin* and Power segment organic EBITDA margin* in the 2024 guidance without unreasonable effort in either case due to, as applicable, the uncertainty of foreign exchange rates, the costs and timing associated with potential restructuring actions and the impacts of depreciation and amortization.

2024 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding GAAP financial measure for free cash flow* in the 2024 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.

*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements contained in this release and certain of our other public communications and SEC filings may constitute “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on our current assumptions regarding future business and financial performance and condition. These statements by their nature address matters that are uncertain to different degrees, such as our expected future business and operating results and opportunities; our progress as an independent company; the demand for our products and services, the roles we expect them to play in the energy transition and our ability to meet those demands and execute those roles; our business strategy and the benefits we expect to realize; our expected operational and safety efficiencies and improvements, including from our lean operating model; our expectations regarding the energy transition; our actual and planned investments, including in breakthrough technologies; our ability to increase production capacity, efficiencies, and quality; the ability of us and others to innovate breakthrough technologies that enable us to meet our sustainability goals and targets; the ability of us and others to deploy such technologies at scale; our expected cash generation; our capital allocation strategies; and our commitment to maintaining an investment grade rated balance sheet. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Any forward-looking statement in this release speaks only as of the date on which it is made. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results, cash flows, or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:
•Changes in macroeconomic and market conditions and market volatility, including risk of recession, inflation, supply chain constraints or disruptions, interest rates, the value of securities and other financial assets, oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on the Company’s business operations, financial results and financial position;
•Global economic trends, competition and geopolitical risks, including impacts from the ongoing geopolitical conflicts (such as the Russia-Ukraine conflict and conflict in the Middle East), demand or supply shocks from events such as a major terrorist attack, natural disasters, actual or threatened public health pandemics or other emergencies, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our supply chains and strategies;
•Actual or perceived quality issues or product or safety failures related to our complex and specialized products, solutions, and services, the time required to address them, costs associated with related project delays, repairs or replacements, and the impact of any contractual claims for damages or other legal claims asserted in connection therewith, some of which may be for significant amounts, on our financial results, competitive position or reputation;
•Market developments or customer actions that may affect our ability to achieve our anticipated operational cost savings and implement initiatives to control or reduce operating costs;
•Significant disruptions in the Company’s supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business, and significant disruptions to our manufacturing and production facilities and distribution networks;
•Our ability to attract and retain highly qualified personnel;
•Our ability to obtain, maintain, protect and effectively enforce our intellectual property rights;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•Downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on the Company’s funding profile, costs, liquidity and competitive position;
•Shifts in market and other dynamics related to electrification, decarbonization or sustainability;
•The amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions;
•Actions by our joint venture arrangements, consortiums, and similar collaborations with third parties for certain projects that result in additional costs and obligations;
•Any reductions or modifications to, or the elimination of, governmental incentives or policies that support renewable energy and energy transition innovation and technology;
•Our ability to develop and introduce new technologies to meet market demand and evolving customer needs;
•Our ability to obtain required permits, licenses and registrations;
•Changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and incentives related to sustainability, climate change, environmental, health and safety laws, and tax law changes;
•Our ability and challenges to manage the transition as a newly stand-alone public company or achieve some or all of the benefits we expect to achieve from such transition;
•The risk of an active trading market not being sustained for our securities or significant volatility in our stock price; and
•The impact related to information technology, cybersecurity or data security breaches at GE Vernova or third parties.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our information statement dated March 8, 2024, which was attached as Exhibit 99.1 to a Current Report on Form 8-K furnished with the Securities and Exchange Commission (SEC) on March 8, 2024 as may be updated from time to time in our SEC filings and as posted on our website at www.gevernova.com/investors/fls. There may be other factors not presently known to GE Vernova or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statement that we make. We do not undertake any obligation to update or revise our forward-looking statements except as required by applicable law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.

Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and Filings.

Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors. An archived version of the webcast will be available on the website after the call.

About GE Vernova
GE Vernova is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts, U.S., with approximately 75,000 employees across 100+ countries around the world.

GE Vernova’s mission is embedded in its name – it retains its legacy, “GE,” as an enduring and hard-earned badge of quality and ingenuity. “Ver” / “verde” signal Earth’s verdant and lush ecosystems. “Nova,” from the Latin “novus,” nods to a new, innovative era of lower carbon energy. Supported by the Company purpose, The Energy to Change the World, GE Vernova will help deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova’s website and LinkedIn.

Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@ge.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@ge.com
© 2024 GE Vernova and/or its affiliates. All rights reserved. GE and the GE Monogram are trademarks of General Electric Company used under trademark license.